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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): OCTOBER 10, 2000


                                AEARO CORPORATION
               (Exact name of Registrant as specified in charter)


          DELAWARE                       0-26942                 13-3840450
(State or other jurisdiction     (Commission file number)       (IRS employer
       of incorporation)                                     identification no.)


               5457 WEST 79TH STREET, INDIANAPOLIS, INDIANA 46268
               (Address of principal executive offices) (Zip Code)

                                 (317) 692-6666
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

     PRELIMINARY INJUNCTION INVOLVING TRADEMARK DISPUTE. On October 10, 2000, Aearo Corporation announced the following:

SOUTHERN CALIFORNIA COURT ISSUES INJUNCTION

INDIANAPOLIS (October 10, 2000) - As a part of a trademark dispute, on October 3, 2000, a federal district court in Southern California has issued a preliminary injunction which became effective October 5, 2000 that requires Aearo Corporation to immediately withdraw the current version of "Yellow Neon Blasts"(TM) polyurethane earplugs from the U.S. market until the trademark issue is resolved in court, and to advise its distributors to withdraw this product from the market. In accordance with this ruling, Aearo has ceased the manufacturing and distribution of "Yellow Neon Blasts"(TM). "Yellow Neon Blasts"(TM) was introduced approximately one year ago as part of Aearo's new line of polyurethane earplugs called E-A-Rsoft(TM). Over the past twelve months, "Yellow Neon Blasts"(TM) has accounted for approximately $1 million of Aearo's U.S. sales (the trademark dispute and the preliminary injunction do NOT include the E-A-Rsoft(TM) "Yellow Neons"(TM) solidly colored earplugs or any other Aearo products). Aearo firmly believes that the "Yellow Neon Blasts"(TM) products do not violate any trademark, and is committed to pursuing this litigation to that end. In addition, Aearo is appealing the court's decision to grant a preliminary injunction.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 10, 2000               AEARO CORPORATION

                                     By: /s/ Jeffrey S. Kulka
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                                         Jeffrey S. Kulka
                                         Vice President, Finance, and Treasurer